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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement of MMA Praxis Mutual Funds on Form N-1A (File No. 33-69724) of our report dated February 11, 1999 on our audit of the financial statements and financial highlights of MMA Praxis Mutual Funds (comprising, respectively, MMA Praxis Intermediate Income Fund, MMA Praxis Growth Fund and MMA Praxis International Fund), which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 9 to Registration Statement of MMA Praxis Mutual Funds on Form N-1A (File No. 33-69724).



                                        /s/ PricewaterhouseCoopers LLP
                                        -------------------------------------
                                        PricewaterhouseCoopers LLP



Columbus, Ohio
April 29, 1999